EXHIBIT 99

For Release: June 11, 2007

Contact: Kenneth D. DenBesten, Sr. VP of Finance

Phone: (615) 890-9100

NHI announces second quarter dividend

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) announced today that it will pay a second quarter dividend of 50 cents per common share to shareholders of record on June 29, 2007 and payable on August 10, 2007.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.